EXHIBIT 99.1

DATALINK UPDATES 2013 FOURTH QUARTER REVENUE AND EPS GUIDANCE

Announces Upcoming Investor Conferences

Eden Prairie, Minn., January 14, 2014 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today announced that it expects to exceed its previous revenue and earnings guidance for the fourth quarter of 2013.  The company now expects fourth quarter 2013 revenues to be approximately $174 million.  The company previously had provided fourth quarter 2013 revenue guidance of between $160 million and $170 million.

The company now expects fourth quarter 2013 earnings per share to be in the range of $0.23 to $0.27 per share on a GAAP basis, and $0.33 to $0.37 per share on a non-GAAP basis.  That is an increase over the company’s previous guidance of $0.15 to $0.21 per share for GAAP earnings and $0.24 to $0.30 per share for non-GAAP earnings.

The company will report its fourth quarter financial results and hold an investor conference call after the market closes on February 20, 2014.

Upcoming Investor Conferences

Paul Lidsky, president and CEO, and Greg Barnum, chief financial officer, are scheduled to present at the following investor conferences:

•                  16th Annual Needham Growth Conference on Thursday January 16th at 10:00 a.m. (EST), from the New York Palace Hotel.  To access the Webcast of the presentation go to http://wsw.com/webcast/needham64/DTLK.  An archived version of the presentation will be available at the same Internet address for 90 days following the live Webcast.

•                  Noble Financial Capital Markets’ Tenth Annual Equity Conference on Monday January 20th at 11:00 a.m. (EST), from Sandpiper Bay, Florida.   To access the Webcast of the presentation go to www.nobleresearch.com/TEN/2014.htm.  An archived version of the presentation will be available at the same Internet address for 90 days following the live Webcast.

•                  Stifel 2014 Technology, Internet & Media Conference on Monday February 10th at 8:00 a.m. (PST) from the Fairmont Hotel in San Francisco.

About Datalink

A complete data center solutions and services provider for Fortune 500 and mid-tier enterprises, Datalink transforms data centers so they become more efficient, manageable and responsive to changing business needs. Datalink helps leverage and protect storage, server, and network investments with a focus on long-term value, offering a full lifecycle of services, from consulting and design to implementation, management and support. Datalink solutions span virtualization and consolidation, data storage and protection, advanced networks, and business continuity. Each delivers measurable performance gains and maximizes the business value of IT. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including our internal projections of certain anticipated 2013 results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, many of which are included under “Risk Factors” in our annual report on Form 10-K for our year ended December 31, 2012, including, but not limited to: the level of continuing demand for data center solutions and services including the effects of current economic and credit conditions and the ability of organizations to outsource data center infrastructure-related services to service providers such as us; the migration of organizations to virtualized server environments, including using a private cloud computing infrastructure; the extent to which customers deploy disk-based backup recovery solutions; the realization of the expected trends identified for advanced network infrastructures; reliance by manufacturers on their data service partners to integrate their specialized products; continued preferred status with certain principal suppliers; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; our ability to hire and retain key technical and sales personnel; continued productivity of our sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; success of the implementation of our enterprise resource planning system; risks associated with integrating completed and future acquisitions; the ability to execute our acquisition strategy; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Furthermore, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure you that we can grow or maintain our revenue and backlog from current levels.  Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our most recent filing on Form 10-K filed with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions, charge associated with the write-down of the receivable from the seller of StraTech to its current estimated realizable value and the related effects on income taxes.  The company estimates this total effect will be approximately $0.10 per diluted share for the fourth quarter of 2013.

These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

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Company Contacts:

Investors & Analysts:

Greg Barnum

Vice President and CFO

Phone:  952-279-4816

Email:  gbarnum@datalink.com

Press:

Jill Schmidt

S&S Public Relations, Inc.

Phone:  847-415-9311

Email:  jills@sspr.com

Investor Relations:

Kim Payne

Investor Relations Coordinator

Phone:  952-279-4794

Fax:      952-944-7869

Email:  einvestor@datalink.com

website: www.datalink.com

DATALINK CORPORATION

RECONCILIATION  BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE

(Unaudited)

Three Months Ended
December 31,
2013

Net earnings per share on a GAAP basis	$0.23 - $0.27

Non-GAAP adjustments:
Purchase accounting adjustment to StraTech deferred revenue and cost, net	$0.00 - $0.01
Stock based compensation expense	$0.03 - $0.05
Amortization of intangible assets	$0.05 - $0.07
Write-down of receivable from seller of StraTech	$0.04 - $0.06
Income tax expense impact of Non-GAAP items	($0.05 - $0.07)

Non-GAAP net earnings per share	$0.33 - $0.37

Shares used in non-GAAP per share calculation - Basic	21,516,357
Shares used in non-GAAP per share calculation - Diluted	21,961,593